Exhibit 10.5

DEBT FORGIVENESS AGREEMENT

THIS DEBT FORGIVENESS AGREEMENT (this “Agreement”) is made and entered into and effective as of this 24th day of June, 2014 by and between HEDGEPATH PHARMACEUTICALS, INC., a Delaware corporation (“HPPI”), and HEDGEPATH, LLC a Delaware limited liability company (“HP LLC”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and as a condition to that certain Securities Purchase Agreement by and between HPPI and Mayne Pharma Ventures Pty Ltd, an Australian company ACN 168 896 357 (“MPV”), dated on or about a date even herewith (the “Mayne SPA”), as of the date hereof, HP LLC will waive, cancel and forgive an aggregate of $639,767 of indebtedness previously advanced by HP LLC to HPPI and currently owed (the “Forgiven Debt”) in exchange for: (i) 2,530,227 shares of HPPI’s common stock, par value $0.0001 per share (the “Common Stock”), and 71,635.981 shares of HPPI’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”, and collectively with the Common Stock, the “Debt Forgiveness Shares”); and (ii) a warrant to purchase 10,250,569 shares of Common Stock, the substantial form of which is attached hereto as Exhibit A (the “Debt Forgiveness Warrant”).

NOW, THEREFORE, in consideration of the foregoing premises, and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto hereby agree as follows:

1.	Forgiven Debt. HP LLC hereby waives, cancels and forgives payment by HPPI of the Forgiven Debt in consideration of and conditioned upon HP LLC’s receipt of the Debt Forgiveness Shares and the Debt Forgiveness Warrant. It is acknowledged and agreed that $189,767 of the Forgiven Debt is being waived, cancelled and forgiven by HP LLC in consideration of the issuance of the Debt Forgiveness Shares and $450,000 of the Forgiven Debt is being waived, cancelled and forgiven by HP LLC in consideration of the issuance of the Debt Forgiveness Warrant.

2.	Issuance of the Debt Forgiveness Shares and the Debt Forgiveness Warrant. HPPI hereby issues to HP LLC the Debt Forgiveness Shares and the Debt Forgiveness Warrant in consideration of the waiver, cancellation and forgiveness of the Forgiven Debt.

3.	Representation of No Other Debt. HP LLC represents and warrants that HPPI does not have any other debts, liabilities or obligations to pay any amounts to HP LLC other than the Forgiven Debt, all of which shall be waived, cancelled and forgiven as set forth herein.

4.	Absence of Note; Cancellation of Forgiven Debt. HPPI has never issued any note or other instrument evidencing any of the Forgiven Debt. HP LLC has never received, and does not hold, any note or other instrument evidencing any of the Forgiven Debt. HPPI has never been obligated to any other party besides HP LLC for any of the Forgiven Debt. None of the Forgiven Debt nor any instrument evidencing such obligations has ever been endorsed, pledged, sold, delivered, transferred, or assigned, and HP LLC does hereby agree that, in the event that such instruments do come into their possession, it will promptly surrender such instrument to HPPI for cancellation. HPPI shall cancel the Forgiven Debt on its books and records immediately following the effectiveness of this Agreement as set forth herein.

5.	Effectiveness of Agreement. This Agreement shall only be effective upon the consummation of the transaction contemplated by the Mayne SPA. If the transactions contemplated by the Mayne SPA shall not be consummated, this Agreement and the provisions thereof (even though fully executed) shall be void and of no force and effect whatsoever.

6.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent.

7.	No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that MPV is an intended third party beneficiary of this Agreement which has the right to enforce this Agreement as a party hereto.

8.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

9.	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. This Agreement may only be amended or modified in a signed by both parties hereto.

10.	Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.	Arms Length Transaction. The parties hereto have entered into this Agreement and the transactions contemplated hereby on an arms-length basis.

12.	Indemnification. HP LLC shall protect, defend, indemnify and save HPPI harmless from and against any and all Liabilities (defined below) of any nature whatsoever (accrued, absolute, contingent or otherwise) which may be brought, instituted, asserted or made against HPPI arising out of, on account of, with respect to or resulting from: (a) any inaccuracy of any of the representations or warranties made by HP LLC in this Agreement or (b) any breach or violation of or failure to perform any covenant or agreement made by HP LLC in this Agreement. “Liabilities” means all actions, claims, suits, demands, damages, amounts paid in settlement, liabilities, fees, costs and expenses, including attorneys’ fees, costs and expenses.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Debt Forgiveness Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and Chief Executive Officer

HEDGEPATH LLC

By:	Black Robe Capital, LLC, its Manager

By:	/s/ Frank E. O’Donnell, Jr.
	Name:	Frank E. O’Donnell, Jr.
	Title:	Manager

[Signature page to Debt Forgiveness Agreement]